SIXTH AMENDMENT TO REVOLVING CREDIT
                             AND SECURITY AGREEMENT
                             ----------------------

         THIS SIXTH AMENDMENT TO REVOLVING CREDIT AND SECURITY AGREEMENT (this "Amendment") is made as of June 8, 2001, among SWANK, INC., a corporation organized under the laws of the Stare of Delaware (the "Borrower"), and PNC BANK, NATIONAL ASSOCIATION, a national banking association ("PNC"), as agent for the Lenders described below (in such capacity, the "Agent") and as a Lender.

                              W I T N E S S E T H:

               A. Pursuant to the Revolving Credit and Security Agreement dated as of July 27, 1998, as amended by the Amendment to Revolving Credit and Security Agreement dated as of July 12, 1999, the Second Amendment to Loan Documents dated as of October 29, 1999, the Third Amendment to Revolving Credit and Security Agreement dated as of December 31, 1999, the Fourth Amendment to Loan Documents dated as of October 18, 2000 and the Fifth Amendment to Revolving Credit and Security Agreement dated as of April 27, 2001 (as further amended, supplemented or modified from time to time, the "Credit Agreement"), by and among the Borrower, the financial institutions and insurance companies which are now or which hereafter become a party thereto (collectively, the "Lenders" and individually a "Lender"), and the Agent, as agent for the Lenders, the Lenders agreed to make revolving credit loans to, and issue letters of credit for the account of, the Borrower upon the terms and conditions set forth therein.

               B. PNC is currently the sole Lender.

               C. The Borrower, the sole Lender and the Agent have agreed to amend the Credit Agreement upon the terms and conditions set forth herein.

               NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower, the sole Lender and the Agent agree as follows:

               1. Capitalized terms used in this Amendment shall have the same meanings given them in the Credit Agreement, unless otherwise defined herein.

               2. Section 6.10 of the Credit Agreement is hereby amended to change the final four (4) dates and amounts at the end of the table contained therein to read as follows:

                      Quarter Ending              Minimum Tangible Net Worth
                      --------------              --------------------------

                      March 31, 2001                     $ 16,500,000
                      June 30, 2001                      $  7,000,000
                      September 30, 2001                 $  7,000,000
                      December 31, 2001                  $  9,000,000

               3. Section 6.2 of the Credit Agreement is hereby amended to add the following sentence at the end thereof:

                  "Notwithstanding the foregoing, Borrower may terminate the operations of the Costa Rican Joint Venture in Costa Rica."

               4. Section 7.4 of the Credit Agreement is hereby amended to add the following at the end thereof:

                  "In addition to the investments permitted under clause (k) above, Borrower may pay or advance to the Costa Rican Joint Venture any reasonable and customary severance and termination costs to terminate any of the Costa Rican Joint Venture in Costa Rica."

               5. Section 7.5 of the Credit Agreement is hereby amended to add the following at the end thereof:

                  "In addition to the loans and advances permitted under clause
                  (d) above, Borrower may pay or loan or advance to the Costa Rican Joint Venture any reasonable and customary severance and termination cost to terminate any operations of the Costa Rican Joint Venture in Costa Rica"

               6. The Agent hereby grants the Borrower a waiver of (a) the Borrower's non-compliance with Section 9.7 of the Credit Agreement in failing to deliver the annual financial statements described therein for the fiscal year ended December 31, 2000 (the "Year 2000 Financial Statements") within 90 days after the end of such year; provided that the Year 2000 Financial Statements are delivered to the Agent on the date hereof and (b) the Borrower's noncompliance with Section 9.7 of the Credit Agreement in that the report of the Accountants with respect to the Year 2000 Financial Statements will be a qualified report. The Borrower agrees that after the date hereof it will comply fully with these and all other provisions of the Credit Agreement and the Other Documents, which remain in full force and effect, irrespective of this waiver. Except as expressly described above, this waiver shall not constitute: (a) a modification or an alteration of the terms, conditions or covenants of the Credit Agreement or any Other Documents or (b) a waiver, release or limitation upon the Agent's exercise of any of its rights and remedies thereunder, which shall not relieve or release the Borrower or any guarantor in any way from any of its respective duties, obligations, covenants or agreements under the Credit Agreement or the Other Documents or from the consequences of any Event of Default thereunder, except as expressly described above. This waiver shall not obligate the Agent, or be construed to require the Agent, to waive any other Events of Default or defaults whether now existing or which may occur after the date of this waiver.

               7. In order to induce the sole Lender and the Agent to enter into this Amendment, the Borrower hereby represents and warrants that:

               (a) after giving effect to paragraphs 2 and 6 of this Amendment, no Default or Event of Default has occurred and is continuing;

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

               (b) this Amendment has been duly authorized, executed and delivered by the Borrower and constitutes its legal, valid and binding obligation, enforceable in accordance with its terms;

               (c) the Credit Agreement and each of the Other Documents to which the Borrower is a party, after giving effect to this Amendment and the transactions contemplated hereby, continue to be in full force and effect and to constitute the legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with their respective terms; and

               (d) the representations and warranties made by the Borrower in or pursuant to the Credit Agreement or any Other Document, or which are contained in any certificate, document or financial or other statement furnished at any time under or in connection herewith or therewith, are each true and at in all material respects on and as of the date hereof, as though made on and as of such date.

               8. This Amendment shall become effective as of the date above upon receipt by the Agent of two (2) copies of this Amendment executed by the Borrower.

               9. The Borrower hereby confirms that all liens granted on the Collateral shall continue unimpaired and in full force and effect.

               10. This Amendment may be executed in several counterparts, each of which, when executed and delivered, shall be deemed an original, and all of which together shall constitute one agreement. Any signature delivered by a party by facsimile transmission shall be deemed to be an original signature hereto.

               11. This Amendment shall be governed by and construed in accordance with the laws of the State of New York applied to contracts to be performed wholly within the State of New York, without giving effect to the conflicts of law rules that would defer to the substantive laws of another jurisdiction. This Amendment shall be binding upon and inure to the benefit of the Borrower, the Lenders and the Agent, and their respective successors and permitted assigns.

               12. From and after the effectiveness hereof, all references to the Credit Agreement in the Other Documents shall mean the Credit Agreement as amended and modified by this Amendment.

               13. Except as amended and otherwise modified by this Amendment, the Credit Agreement and the Other Documents shall remain in full force and effect in accordance with their respective terms. Except as expressly provided herein, this Amendment shall not constitute an amendment, waiver, consent or release with respect to any provision of the Credit Agreement or any Other Document, a waiver of any Default or Event of Default thereunder, or a waiver or release of any of the Agent's or any Lender's rights or remedies (all of which are hereby reserved). The Borrower expressly ratifies and confirms the waiver of jury trial and other provisions of Section 12.3 of the Credit Agreement.


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


          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

ATTEST:                             SWANK, INC.

/s/ Jerold R. Kassner               By:      /s/ John A. Tulin
---------------------------                -----------------------------------
                                    Name:    John A. Tulin
                                           -----------------------------------
                                    Title:   President
                                           -----------------------------------


                                    PNC BANK, NATIONAL ASSOCIATION,
                                      as Lender and as Agent

                                    By:      /s/ Arthur V. Lippens
                                          -----------------------------------
                                    Name:    Arthur V. Lippens
                                          -----------------------------------
                                    Title:   VP
                                          -----------------------------------

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